SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]    Preliminary proxy statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]    Definitive proxy statement
[ ]    Definitive additional materials
[ ]    Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                 GO-VIDEO, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]    No fee required
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
       (1)  Title of each class of securities to which transaction applies:

            --------------------------------------------------------------------

       (2)  Aggregate number of securities to which transaction applies:

            --------------------------------------------------------------------
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

            --------------------------------------------------------------------

       (4)  Proposed maximum aggregate value of transaction:

            --------------------------------------------------------------------
       (5)  Total fee paid:

            --------------------------------------------------------------------

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)  Amount previously paid:

            --------------------------------------------------------------------
       (2)  Form Schedule or Registration Statement No.:

            --------------------------------------------------------------------
       (3)  Filing Party:

            --------------------------------------------------------------------
       (4)  Date Filed:

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
                                                                  GO-VIDEO, INC.
                                                         7835 East McClain Drive
                                                       Scottsdale, Arizona 85260
--------------------------------------------------------------------------------

July 25, 1997

Dear fellow Go-Video Stockholder:

         You are cordially invited to attend our 1997 Annual Meeting of Stockholders, which will begin at 8:00 a.m. at the Radisson Resort, 7171 North Scottsdale Road, Scottsdale, Arizona, on Thursday, August 21, 1997.

         The first item of business for the meeting is the election of directors. The Board of Directors has nominated Tom Hartley and Carm Adimando for new three year terms and Ralph Palaia for a two year term. Mr. Hartley has served as a director since 1991 and played a key role in the reshaping of Go-Video into a profitable, growing business. Mr. Adimando joined the Board last October and has already made a significant contribution to the Company as a result of his impressive business and financial expertise matched with his enthusiasm for Go-Video's future. Mr. Palaia has served as a director since 1994 and has contributed valuable advice and counsel, particularly in matters related to sales, marketing, and products. I believe the Company has demonstrated a strong earnings turnaround with its core Dual-Deck VCR business. Our growth strategies offer new challenges and opportunities and thus I'm very pleased these gentlemen continue to offer their service and expertise. The Go-Video Board of Directors recommends that you vote FOR the proposed director slate.

         The second item of business concerns an amendment to the Go-Video, Inc. 1993 Employee Stock Option Plan (the "Plan"). I believe that a portion of employee compensation should directly align their personal financial interests with an increase in shareholder value, specifically the market price of the Company's common stock. Because the Plan's authorized shares have been almost fully reserved for options issued over the last four years, the proposed amendment authorizes and reserves an additional 500,000 common shares for option grants. The Go-Video Board of Directors recommends that you vote FOR the proposed amendment to the Go-Video 1993 Employee Stock Option Plan.

         I encourage you to attend this year's Annual Meeting in person. Whether or not you plan to attend the meeting, it is critical that your shares are represented. Accordingly, please mark, date, sign and return promptly your proxy in the enclosed envelope. You may attend the meeting and vote your shares in person if you wish, even if you have previously returned your proxy.

                                            Sincerely,




                                            /s/ Roger B. Hackett
                                            Roger B. Hackett
                                            Chairman, Chief Executive Officer,
                                                 and President

                                 GO-VIDEO, INC.
                             7835 East McClain Drive
                            Scottsdale, Arizona 85260

                           NOTICE AND PROXY STATEMENT
                     For the Annual Meeting of Stockholders
                          to be held on August 21, 1997

To the Stockholders of Go-Video, Inc.:

The 1997 Annual Meeting of Stockholders of Go-Video, Inc., a Delaware corporation, will be held at the Radisson Resort, 7171 North Scottsdale Road, Scottsdale, Arizona, on Thursday, August 21, 1997, at 8:00 a.m., Mountain Standard Time, for the following purposes:

1.       To elect three (3) directors to the Board of Directors;

2. To amend the Go-Video, Inc. 1993 Employee Stock Option Plan to authorize an additional 500,000 shares of Common Stock for option grants; and

3. To act upon such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on July 16, 1997, as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof. Shares of Common Stock can be voted at the meeting only if the holder is present at the meeting in person or by valid proxy.

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY, BY VOTING IN PERSON AT THE ANNUAL MEETING, OR BY SUBMITTING A LATER DATED PROXY.

Admission to the Annual Meeting is limited to stockholders or their proxies. Stockholders who hold their shares in "Street" name (shares registered under a broker, bank, or other nominee institution's name) will be admitted to the meeting upon presentation of a written affidavit or statement from the registered institution showing beneficial ownership as of the July 16, 1997 record date. The Annual Meeting will not be open to the public.

                                 By Order of the Board of Directors




                                 /s/ Douglas Klein
                                 Douglas Klein
                                 Vice President and Chief Financial Officer,
                                   Secretary, Treasurer

Scottsdale, Arizona
July 25, 1997

                                 GO-VIDEO, INC.
                             7835 East McClain Drive
                            Scottsdale, Arizona 85260
                                 (602) 998-3400

                                 PROXY STATEMENT

This Proxy Statement is furnished by the Board of Directors (the "Board") of GO-VIDEO, Inc. (the "Company") in connection with the Annual Meeting of Stockholders to be held at the Radisson Resort, 7171 North Scottsdale Road, Scottsdale, Arizona, on Thursday, August 21, 1997, at 8:00 a.m., Mountain Standard Time. The proxy materials were first mailed on or about July 25, 1997, to shareholders of record at the close of business on July 16, 1997 (the "Record Date"). As of July 16, 1997, there were outstanding 11,905,785 shares of the Company's Common Stock. Each share of Common Stock is entitled to one vote on each matter of business to be considered at the Annual Meeting.

The enclosed proxy is solicited by the Board of Directors of the Company. A person giving the enclosed proxy has the power to revoke it at any time before it is exercised by (i) attending the meeting and voting in person, (ii) duly executing and delivering a proxy bearing a later date, or (iii) sending a written notice of revocation to the Secretary of the Company, which notice shall have been received by the Secretary prior to commencement of voting at the Annual Meeting.

The Company will pay the cost of the proxy solicitation made by the Board, including the charges and expenses of brokerage firms and others who forward solicitation material to beneficial owners of Common Stock. In addition, directors, officers, or employees of the Company may solicit proxies by mail, personal interview, telephone, telegraph or facsimile transmission without additional compensation.

If the enclosed proxy is properly executed and returned to the Company in time to be voted at the meeting, it will be voted as specified on the proxy, unless it is properly revoked prior thereto. If no specification is made in the proxy, the shares represented by the proxy will be voted for the election of the nominees for director named below and for the amendment to the Go-Video, Inc. 1993 Employee Stock Option Plan (the "1993 Plan"). With respect to any other matters that may properly come before the meeting, or any adjournment thereof, the proxy will be voted at the discretion of the person(s) named in the proxy.

The director candidates receiving the greatest number of votes cast at the meeting will be elected. The proposed amendment to the 1993 Plan requires the affirmative vote of a majority of the voting power of the Common Stock represented at the meeting. All other proposals that properly come before the meeting require the affirmative vote of the holders of a majority of the voting power of Common Stock represented at the meeting. Abstentions are counted as present at the meeting for such proposals, but because they are not affirmative votes for such proposals, they would have the same effect as votes against the proposal. Broker non-votes are not considered present at the meeting for particular proposals for which the broker withheld authority.

THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO IS ENTITLED TO VOTE AT THE MEETING AND WHO MAKES A WRITTEN REQUEST FOR SUCH, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 1997, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. REQUESTS SHOULD BE ADDRESSED TO THE SECRETARY AT THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

The Company's Bylaws provide for a classified Board of Directors that is divided into three classes. Each year the stockholders elect directors for terms of up to three years. Three members of the Board are to be elected at the 1997 Annual Meeting.

                              NOMINEES FOR ELECTION

The Board has nominated Thomas F. Hartley, Jr. and Carmine F. Adimando for election as directors for terms expiring at the 2000 Annual Meeting of Stockholders and Ralph F. Palaia for a term expiring at the 1999 Annual Meeting of Stockholders.

                    The Board of Directors recommends a vote
                           FOR the following nominees:

For Terms Expiring at the 2000 Annual Meeting

Thomas F. Hartley, Jr., age 47, has served as a director of the Company since November 1991 and is Chairman of the Compensation Committee of the Board of Directors. Mr. Hartley is currently Principal of J&H Marsh & McLennan of Arizona, the Arizona subsidiary of Marsh & McLennan Companies, Inc. (NYSE: MMC), a large insurance brokerage and consulting firm with headquarters in New York City and over 200 offices worldwide. J&H Marsh & McLennan is the newly formed company resulting from the April 1997 merger of Johnson & Higgins, which was Mr. Hartley's previous employer, and Marsh & McLennan, Inc. Prior to joining Johnson & Higgins in 1983, Mr. Hartley was Assistant Vice President with Marsh & McLennan in Phoenix and New York, and an officer in the U.S. Navy's nuclear submarine program. Mr. Hartley is on the boards of directors of various community and professional organizations, including the Phoenix Economic Club, the Arizona Association of Insurance Brokers, and the Arizona State University Center for Services Marketing. He is also a member of Valley Leadership and the Arizona State University Business School Dean's Council of 100. Mr. Hartley received a Bachelor of Science Degree from the U.S. Naval Academy and a Masters in Business Administration from New York University.

Carmine F. Adimando, age 53, was appointed as a director of the Company in October 1996 and serves on the Compensation and Audit Committees of the Board of Directors. Mr. Adimando is currently Chairman and President of CARMCO Investments, LLC, a private investment firm which also provides advisory services in investments, acquisitions, divestitures, investor relations, and the creation of shareholder value. Prior to founding CARMCO Investments in 1996, Mr. Adimando was Vice President of Finance and Administration, Treasurer, and Chief Financial Officer of Pitney Bowes, Inc., where he also served as President of Pitney Bowes International Holdings, Inc. and had served as Chief Executive Officer of The Wheeler Group, Pitney Bowes' direct mail subsidiary for business supplies, until it was sold in 1992. Prior to joining Pitney Bowes in 1979, Mr. Adimando held positions with American Airlines, Inc., Burndy Corporation, and Deloitte, Haskins & Sells. Mr. Adimando currently serves as Chairman of Cordillera Asset Management and as a director of Executive Greetings, Inc. He also serves on the Board of Trustees of Manhattanville College in Purchase, New York and the Board of Overseers of the University of Connecticut School of Business and is active in a number of charitable organizations including the boards of St. Vincent Hospital Foundation of Fairfield, Connecticut and of St. Christopher's Inn-Graymoor, based in Garrison, New York. Mr. Adimando received a Bachelor of Science Degree in Accounting from St. John's University, graduated from the Senior Financial Management Program at Stanford University's Graduate School of Business, and is a Certified Public Accountant.

For a Term Expiring at the 1999 Annual Meeting

Ralph F. Palaia, age 47, has served as a director of the Company since December 1994. Mr. Palaia is Principal and co-owner of Innovative Marketing Group, a marketing and distribution firm founded in April 1994 performing marketing and merchandising functions, product line development, product launch, retail sales development, channel strategy, and general management consultation services for consumer electronics and other related product clients. From February 1991 to April 1994, Mr. Palaia served in several sales and marketing executive positions, most recently as Senior Vice President of Marketing and Sales for Philips Consumer Electronics, Knoxville, Tennessee, a division of Philips N.V., a leading international manufacturer and distributor of consumer electronic products. Earlier positions with Philips included Vice President of Retail Sales, Vice President of National Account Sales, and Vice President of Marketing for the Personal Computer Category. Prior to joining Philips in February 1991, Mr. Palaia founded MGN Technology Corp., Knoxville, Tennessee, in 1987 and served as its President until he sold the company to Craig Electronics in December 1990. From 1984 until 1987, Mr. Palaia was
Director of Marketing for the VCR-Camcorder Product Group of Philips. He received a Bachelor of Arts Degree in Economics from Duke University.

                              CONTINUING DIRECTORS

Terms Expiring at the 1998 Annual Meeting

Thomas E. Linnen, age 51, has served as a director of the Company since August 1993 and serves on the Compensation Committee and as Chairman of the Audit Committee of the Board of Directors. Mr. Linnen is Chief Financial Officer of Hypercom Corporation, a privately-owned manufacturer of point-of-sale terminals and computer networking products based in Phoenix, Arizona. Prior to joining Hypercom in 1996, Mr. Linnen was Vice President of Finance, Secretary, Treasurer and a director of Continental Circuits Corp. (NASDQ: CCIR), a manufacturer of circuit boards. Prior to joining Continental Circuits in 1987, Mr. Linnen served as Vice President - Finance for ITT Systems, Tempe, Arizona. Mr. Linnen has over twenty-five years of experience in corporate finance and accounting positions. Mr. Linnen also serves as a director of Innovonics, Inc. Mr. Linnen received a Bachelor of Science Degree in Business Administration from the University of Wisconsin and is a Certified Public Accountant.

William T. Walker, Jr., age 65, has served as a director of the Company since August 1993 and serves on the Compensation Committee of the Board of Directors. Mr. Walker is Chairman and President of Walker Associates, a Beverly Hills, California-based corporate finance consulting firm which he founded in 1985. Mr. Walker has over forty years of experience in the capital markets industry and currently serves as a member of the board of directors of Aviation Distributors, Inc. (ASE: ADI) and Fortune Petroleum Corporation (ASE: FPX). Mr. Walker has been a member of the board of the Securities Industry Association, Chairman of the California District Securities Industry Association, Governor of the Pacific Stock Exchange, President of the Bond Club of Los Angeles, and a member of the American Stock Exchange Advisory Committee. Mr. Walker graduated from Culver Military Academy and attended Stanford University.

Term Expiring at the 1999 Annual Meeting

Roger B. Hackett, age 46, was first elected to the Board of Directors in December 1992 and joined the Company as President and Chief Operating Officer in January 1993. In March 1994, Mr. Hackett was elected Chief Executive Officer and Chairman of the Board. Prior to joining the Company as President, Mr. Hackett served from 1992 to January 1993 as Senior Vice President, Corporate Affairs, of Serving Software Inc., a Minneapolis, Minnesota-based provider of computer software used in the health care industry. In 1986, Mr. Hackett founded the CAMS division of ATI Medical, Inc., a provider of "critical care" medical equipment, and over six years developed CAMS into one of the leading providers of bar-code-based information systems for the health care industry. In 1992, Mr. Hackett negotiated the sale of the CAMS division to Serving Software. He also served as a director of Serving Software from January 1993 until September 1994 when Serving Software was acquired by HBO & Co., a health care information systems company. Mr. Hackett received a Bachelor of Science Degree in Business Administration from Ohio State University.

Meetings and Committees of the Board of Directors

During the fiscal year ended March 31, 1997, the Board met seven times. The Board has standing Audit and Compensation committees.

The Audit Committee consists of Messrs. Linnen (Chairman) and Adimando and is responsible for evaluating the Company's system of accounting controls and approving the scope of the annual audit. The Committee had one formal meeting during the fiscal year ended March 31, 1997.

The Compensation Committee consists of Messrs. Hartley (Chairman), Adimando, Linnen, and Walker. The Committee acts on matters related to executive officer compensation and grants of stock options pursuant to the Company's stock option plans. None of the members of the Compensation Committee is eligible to receive stock options under the Company's plans that they administer. The Compensation Committee had three formal meetings during the fiscal year ended March 31, 1997.

All non-employee directors of the Company receive an annual retainer fee of $15,000. All directors, including employee directors, also receive an annual grant of options to purchase Common Stock from the 1991 Nonstatutory Directors' Stock Option Plan (the "Directors' Plan"). The Board of Directors and stockholders of the Company adopted the Directors' Plan effective November 1, 1991. The Directors' Plan provides for the automatic annual grant of stock options to directors serving as of September 1st of each year. On that date, the Chairman is granted options to purchase 20,000 shares of Common Stock and each other director is granted options to purchase 10,000 shares of Common Stock. The Directors' Plan also provides for an initial grant of options upon a director's commencement of service. The number of options granted is equal to 10,000 multiplied by a fraction, the denominator of which is 12 and the numerator of which is the number of full calendar months from the date the Director was first appointed or elected to the Board to the following September 1st. The exercise price for all options is the fair market value of the Common Stock on the date of grant. Each option expires on the 10th anniversary date of its grant unless earlier terminated in accordance with the Directors' Plan. During the fiscal year ended March 31, 1996, the Board of Directors approved a resolution voluntarily reducing the annual grant of options to be issued from the Directors' Plan from 20,000 to 15,000 for the Chairman and from 10,000 to 7,500 for each director, effective with the 1996 grant. The resolution was a voluntary reduction of a benefit previously approved by stockholders and was not intended to restrict the Board's ability to further reduce or reinstate the annual grant size.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Hartley, Adimando, Linnen, and Walker, all of whom are non-employee directors, serve on the Compensation Committee of the Board of Directors. Mr. Hartley is the Principal of J&H Marsh & McLennan of Arizona, an insurance brokerage firm that obtains bids from and administers the Company's relations with commercial insurance carriers. During fiscal 1997, J&H Marsh & McLennan earned $20,173 in brokerage commissions on insurance premiums paid by the Company of $169,258.

                             EXECUTIVE COMPENSATION

Report of the Compensation Committee

Committee Role

As part of its function, the Compensation Committee reviews the Company's executive compensation programs to ensure they (i) are competitive with companies of comparable size and complexity and those within the consumer electronic equipment industry; (ii) reflect both stockholders' and participants' best interests; (iii) are responsive to both short and long-term corporate and individual performance goals; and (iv) provide the necessary incentives for the executives to further stockholders' financial interests in the Company. In performing this review, the Committee utilizes compensation data collected from industry association studies on compensation and corporate performance data provided by the Company. This data includes information concerning a peer group of companies which the Company considers its primary competitors for both executive talent and business opportunities. These peer companies for executive talent are not identical to the group of companies identified under the section "Stock Performance Graph". The groups are not the same because compensation data was obtained from trade studies which did not disclose individual company participants and also included privately-owned competitors which do not have publicly-traded common stock results to incorporate into the stock performance chart.

Compensation Philosophy

The Company's executive compensation philosophy, which serves as the foundation of the total compensation package, is based on the following principals:

     * Programs must be supportive of the Company's strategic business objectives and thereby stockholders' financial interests in the Company.
     * A significant ownership interest in the Company by senior executives promotes those behaviors and actions that will result in an alignment of stockholder and management interests.
     * The total compensation package for executive officers should be competitive with those of an appropriate peer group of companies and reflect the Company's performance against that peer group.
     * Variable pay, in the form of annual incentives and long-term stock-based compensation, is intended to create an incentive for superior performance from executive officers.

Base Salaries

Initially, base salaries for executive officers are set based upon a review of the responsibility level of each position and the relative pay levels for comparable positions at peer companies. Base salaries may be periodically increased as a result of an individual assuming increased responsibilities, as a result of competitive data indicating a meaningful change in base pay levels among peer companies or as a result of the Board of Directors increasing performance objectives and goals for the individual executive officer or the Company.

Annual Incentives

In making determinations to award incentive payments, the Compensation Committee reviews a variety of Company performance measures as well as the individuals' objectives and accomplishments. The source and amount of the annual incentives to be paid to the Company's executives is subjective, with consideration to revenue, operating income, net income, return on equity, and various other quantitative and qualitative assessments. The annual incentive payment for the Chief Executive Officer is based on a percentage of pre-tax profit of the Company for a given fiscal period plus subjective components. During fiscal 1997, the maximum incentive payments available for award to all employees, including executive officers, was set by the Compensation Committee as a percentage of pre-tax income.

Long-Term Incentives

The Company's current method of providing long-term incentive compensation opportunities to its executive officers is through the use of stock options. Stock options allow the recipient to purchase shares of the Company's Common Stock at a specified price that is not less than its fair market value on the grant date during a fixed period of time following the grant date. This period has typically been ten years. The Company believes that this form of long-term incentive is presently the best vehicle by which to link stockholder and management interests, because value is provided to recipients only if the Company's stock price increases.

The Compensation Committee is the administrator of the Company's stock option plans and has the authority to approve awards to executive officers and employees. The level of the awards granted is subjective and reflects the relative impact which a recipient is expected to have on future corporate results. In making this determination, the Committee considers the number of options held by the executive officer and the dilution effect such grants may have on existing stockholders.

Chief Executive Officer's Compensation and Company Performance

The Compensation Committee completed an individual performance review of the Chief Executive Officer addressing such issues, among others, as Mr. Hackett's personal contributions to the Company, strengths and weaknesses in making those contributions, and areas of responsibility he was to focus on. During this review, the Committee also examined the Company's performance. The Committee determined that Mr. Hackett exceeded or met substantially all of his strategic goals and exceeded all of his financial goals for fiscal 1997. In particular, Mr. Hackett's strategic accomplishments included the successful introduction of a line of lower cost Dual-Deck VCRs from a new manufacturer, negotiation of substantially lower manufacturing costs across all of the Company's core product lines, commencement of international sales of Dual-Deck VCRs, and achievement of significant progress toward product diversification through strategic alliances with Loewe Opta, Prolux, and others. Under Mr. Hackett's leadership, the Company also exceeded its revenue and net income goals while simultaneously continuing to invest in future product lines. As a result of the performance review and after giving consideration to the other factors listed above in establishing executive compensation, the Committee increased Mr. Hackett's base salary by 15% to $230,000, awarded a performance bonus of $135,000, and granted options to purchase 50,000 shares of Common Stock at the fair value on the date of grant.

Section 162(m) of the Internal Revenue Code

The Committee has reviewed the Company's compensation plans in light of the Internal Revenue Code relating to the disallowance of deductions for compensation in excess of $1.0 million to certain executive officers. All compensation paid to executive officers for the fiscal year ended March 31, 1997 is fully deductible. The Committee does not believe that Section 162(m) limitations will apply to compensation to be paid in fiscal 1998.

                                              Compensation Committee
                                              Thomas F. Hartley, Jr., Chairman
                                              Carmine F. Adimando
                                              Thomas E. Linnen
                                              William T. Walker, Jr.

Summary Compensation Table

The following table shows, for the fiscal years ended March 31, 1996 and 1997, the eight month transition period ended March 31, 1995 (resulting from the change in the Company's fiscal year), and the fiscal year ending July 31, 1994, the compensation of the Chief Executive Officer and all executive officers of the Company with compensation exceeding $100,000:

                           Summary Compensation Table

                                                                           Long-Term
                                               Annual Compensation       Compensation
-------------------------------------------------------------------------------------------------------
Name and Principal                                                        Securities         All Other
Position in                                  Salary         Bonus         Underlying       Compensation
Fiscal 1997                         Year       ($)           ($)        Options/SAR's (#)      ($) (7)
-------------------------------------------------------------------------------------------------------
Roger B. Hackett                    1997     $209,000      $135,000         80,000 (6)       $ 1,000
Chairman, Chief Executive           1996     $204,500      $      0         80,000 (6)       $    77
Officer, President, and Chief    ** 1995     $124,885      $ 19,605         70,000 (6)       $     0
Operating Officer  (1)              1994     $179,000      $  5,000        120,000 (6)       $     0
-------------------------------------------------------------------------------------------------------
John R. Tweddale                    1997     $146,862      $ 22,000         25,000           $ 2,316
Vice President, Sales  (2)          1996     $ 85,368      $    833              0           $   501
                                 ** 1995     $ 56,747      $ 11,667          5,000           $     0
                                    1994     $ 71,321      $      0              0           $     0
-------------------------------------------------------------------------------------------------------
Douglas P. Klein
Chief Financial Officer, Vice       1997     $111,266      $ 65,000         40,000           $ 3,119
President, Finance and              1996     $106,968      $      0         25,000           $   727
Administration, Secretary  (3)   ** 1995     $ 63,773      $  8,350         40,000           $     0
                                    1994     $ 75,575      $  2,500         10,000           $     0
-------------------------------------------------------------------------------------------------------
Edward J. Brachocki                 1997     $106,910      $ 65,000         40,000           $ 3,069
Vice President, Planning and        1996     $ 99,525      $      0         25,000           $   219
Corporate Development  (4)       ** 1995     $ 63,446      $  8,350         30,000           $     0
                                    1994     $ 77,154      $  2,500         10,080           $     0
-------------------------------------------------------------------------------------------------------
Kevin P. Sullivan                   1997     $156,006      $      0         30,000           $     0
Vice President, Home Theater        1996     $156,006      $  8,333         50,000           $     0
Division  (5)                    ** 1995     $104,004      $  5,000         20,000           $     0
                                    1994     $156,006      $      0         30,000           $     0
-------------------------------------------------------------------------------------------------------

NOTE: Certain columns have been excluded because the information called for therein is not applicable to the Company or the individuals named above for the periods indicated.

         ** Information reflects compensation for the eight month transition period from August 1, 1994 through March 31, 1995 as a result of the change in the Company's fiscal year.

(1) Mr. Hackett joined the Company in January 1993 as President and Chief Operating Officer and began serving as Chairman and Chief Executive Officer in March 1994.
(2) Mr. Tweddale joined the Company in August 1993 and began serving as an executive officer in October 1996.
(3) Mr. Klein joined the Company in April 1993 and began serving as an executive officer in October 1993.
(4) Mr. Brachocki joined the Company in February 1993 and began serving as an executive officer in October 1993.
(5) Mr. Sullivan joined the Company in September 1991 and began serving as an executive officer in February 1993.
(6) Includes annual, automatic option grants from the 1991 Non-Statutory Directors' Stock Option Plan (the "Directors' Plan") pursuant to stockholder-approved plan rules. Options granted under the Directors' Plan totaled 15,000 shares for 1997 and 20,000 shares for 1996, 1995, and 1994, respectively.
(7) All amounts shown are Company contributions to the Go-Video, Inc. 401(k) Savings Plan, an employee retirement savings plan.

Non-cash personal benefits payable to executive officers during the fiscal year ended March 31, 1997 did not exceed, in the aggregate, the lesser of 10% of the cash compensation or $50,000 for any individual officer.

Stock Options

The following tables set forth grants of options to purchase shares of Common Stock of the Company made to the executive officers named in the Summary Compensation Table who served during the fiscal year ended March 31, 1997. The tables also set forth the potential realizable value of these options assuming a 5% and 10% compounded appreciation in the market value of the stock over the term of the option grants.

              Option Grants in the Fiscal Year Ended March 31, 1997

------------------------------------------------------------------------------   -------------------
                                                                                  Potential
                                    Individual Grants                             Realizable
                                                                                  Value at Assumed
                       Number         % of Total                                  Annual Rates of
                       Of Securities  Options / SAR's                             Stock Price
                       Underlying     Granted to        Exercise                  Appreciation for
                       Options /      Employees         Price                     Option Term
                       SAR's          in the 1997       Per         Expiration
Name                   Granted        Fiscal Year       Share       Date           5%          10%
-----------------------------------------------------------------------------------------------------
Roger B. Hackett        65,000           15.8%          $0.9375     7/18/06      $ 38,323   $ 97,119
                        15,000            3.7%          $1.50       9/01/06      $ 14,150   $ 35,859

John R. Tweddale        15,000            3.7%          $0.9375     7/18/06      $  8,844   $ 22,412
                        10,000            2.4%          $1.375     10/17/06      $  8,647   $ 21,914

Douglas P. Klein        40,000            9.7%          $0.9375     7/18/06      $ 23,584   $ 59,765

Edward J. Brachocki     40,000            9.7%          $0.9375     7/18/06      $ 23,584   $ 59,765

Kevin P. Sullivan       30,000            7.3%          $0.9375     7/18/06      $ 17,688   $ 44,824

The options granted to the individuals listed above were made at the fair market value of the Company's Common Stock on the date of grant and were fully vested following a six month holding period.

Option Exercises and Holdings

The following table summarizes option exercises during the fiscal year ended March 31, 1997, by the executive officers named in the Summary Compensation Table and unexercised options held by these individuals on March 31, 1997.

  Aggregated Option Exercises in Fiscal 1997 and Fiscal Year-End Option Values

------------------------------------------------------------------------------------------------------
                                                              Number of
                                                              Securities            Value of
                                                              Underlying            Unexercised
                                                              Unexercised           In-the-Money
                                                              Options at            Options at
                          Shares                              3/31/97 (#)           3/31/97 (1)
                          Acquired
                          on Exercise       Value             Exercisable/           Exercisable/
Name                      (# of shares)     Realized ($)      Unexercisable          Unexercisable
------------------------------------------------------------------------------------------------------
Roger B. Hackett               -               -            490,000 / 10,000       $ 39,063 / $ 6,250
John R. Tweddale               -               -             30,000 /      0       $ 11,250 / $     0
Douglas P. Klein               -               -            105,000 / 10,000       $ 20,313 / $ 6,250
Edward J. Brachocki            -               -            105,080 / 10,000       $ 20,313 / $ 6,250
Kevin P. Sullivan              -               -            155,000 / 10,000       $ 15,625 / $ 6,250

 (1) The closing price of the Company's Common Stock as reported for March 31, 1997 on the American Stock Exchange Composite Tape was $1.5625.

Executive Separation Agreement

The Company has a Separation Agreement with Roger B. Hackett. The Agreement provides that if Mr. Hackett's employment is terminated, Mr. Hackett would be entitled to receive:

     (a) in the event that Mr. Hackett's employment is terminated as a result of a "takeover" of the Company, Mr. Hackett would receive 2.99 times his annual base salary in a lump sum payment;

     (b) in the event that the Company's Board initiates Mr. Hackett's separation (absent a "takeover"), Mr. Hackett would be entitled to receive payments equal to two times his gross annual base salary in effect at the time of separation payable in equal installments over twenty-four months. During the time of such payments, Mr. Hackett would also receive all standard employee benefits, including Company-subsidized health insurance;

     (c) in the event Mr. Hackett initiates separation with a minimum of ninety days notice, Mr. Hackett would receive payments equal to (i) 0.125 times each year of employment, to a maximum of one; plus (ii) 1/2, multiplied by his gross annual base salary in effect at the time of separation. Payments would be payable in equal installments timed to coincide with the Company's payroll period over the applicable period. As of July 18, 1997, with four years of service, Mr. Hackett would be entitled to receive one year's gross base salary payable in equal installments over twelve months. During the time of such payments, Mr. Hackett would also receive all standard employee benefits, including Company-subsidized health insurance.

The Agreement provides for the extension of the right to exercise options to purchase Common Stock for the maximum period, not to exceed seven years, permitted by the plans under which such options were granted. The Agreement continues in full force and effect during the life of the Corporation or its successors and/or assigns, unless amended or terminated with the consent of both parties.

STOCK PERFORMANCE GRAPH

The following performance graph compares the yearly change since July 31, 1991 in cumulative return on the Common Stock of the Company to the AMEX Broad Market Index and a Company-constructed Industry Peer Index. The Industry Peer Index shown below is comprised of companies competing either solely or substantially within the consumer electronics industry with common stock or ADRs traded on an exchange within the United States. Each company's stock performance is weighted within the Industry Peer Index by its relative market capitalization. The graph assumes $100 was invested on July 31, 1991 and shows the cumulative total return as of each July 31 thereafter through the fiscal year ended July 31, 1994, as of the eight month transition period ended March 31, 1995, and as of the fiscal years ended March 31, 1996 and 1997.

                          TOTAL RETURN TO STOCKHOLDERS
                   (Assumes $100 investment on July 31, 1991)


Total Return Analysis

                   7/31/91  7/31/92  7/31/93  7/31/94  3/31/95  3/31/96  3/31/97
                   -------  -------  -------  -------  -------  -------  -------
Go Video, Inc.     $100.00  $328.57  $285.71  $171.43  $216.07  $128.57  $178.57
Peer Group         $100.00  $ 72.96  $105.24  $141.49  $138.26  $150.89  $127.42
AMEX Broad Mkt.    $100.00  $105.59  $118.66  $118.85  $126.10  $155.15  $154.42

Companies comprising the Industry Peer Index are: Audiovox Corp., Boston Acoustics Inc., Carver Corp., Cobra Electronics Corp., Harman International Industries Inc., Hitachi Ltd., Koss Corp., Matsushita Electronics Industries Ltd., Philips Electronics NV, Pioneer Electronic Corp., Polk Audio Inc., Recoton Corp., Sanyo Electronics Ltd., Sony Corp., Wells Gardner Electronics Group, and Zenith Electronics Corp. International Jensen Inc. was dropped from the index because they were acquired by Recoton Corp. during the year.

                                   PROPOSAL 2
                           TO AMEND THE GO-VIDEO, INC.
                         1993 EMPLOYEE STOCK OPTION PLAN

In 1993, shareholders of the Company approved the Go-Video, Inc. 1993 Employee Stock Option Plan (the "1993 Plan"). The 1993 Plan is a key component of the Company's executive and employee compensation program.

Summary of the Proposal

To enhance the effectiveness of the 1993 Plan, the Board of Directors of the Company has approved a proposal (the "Proposal") to amend the 1993 Plan by increasing the number of shares of Common Stock of the Company available for option grants from 500,000 to 1,000,000, subject to approval by shareholders at the Annual Meeting as required by its terms. The Board of Directors believes that the Proposal will promote the achievement of long-term objectives of the Company by further linking the personal financial interests of employees to those of the shareholders by tying employees' personal financial interests directly to an increase in the market price of the Company's Common Stock and in aiding the Company in attracting and retaining employees of outstanding competence. With approval by the shareholders, the proposed amendment to the 1993 Plan would become effective as of April 24, 1997.

The Proposal would increase the number of shares of Common Stock that could be issued, transferred or exercised pursuant to options granted under the 1993 Plan from 500,000 to 1,000,000. As of April 24, 1997, the 1993 Plan only had available for future issuance options to purchase 184,500 shares of Common Stock. Including options available from all other employee stock option plans, the Company had a total of 271,220 options available for future issuance to employees as of April 24, 1997. The Company intends to grant 255,000 of these options during 1997. The Compensation Committee of the Board of Directors of the Company, which administers employee stock option plans including the 1993 Plan, has determined that the remaining shares available for future issuance are inadequate to carry out the purposes of the 1993 Plan. The Proposal would provide sufficient shares of Common Stock for future option grants over the next several years, given the Compensation Committee's current issuance practices and size and composition of the Company.

No Effect on Current Options

There are no participants whose current options or plan benefits would be affected by the Proposal.

Summary of the Material Provisions of the 1993 Employee Stock Option Plan That Are Not Affected by the Proposal

The Board of Directors and stockholders of the Company adopted the 1993 Plan effective January 1, 1993 for employees of the Company. The 1993 Plan is administered by the Compensation Committee of the Board of Directors, or by any other committee appointed by the Board consisting of at least two (2) non-employee directors.

Persons eligible to participate in the 1993 Plan include all officers and employees of the Company, as determined by the Committee, including employee-directors. On July 25, 1997, there were fifty-three employees of the Company. The 1993 Plan provides for the granting of incentive and non-qualified stock options at an exercise price no less than 100% of the fair market value of the Company's Common Stock on the date of grant. Stock options may be exercised as determined by the Committee, but in no event prior to six (6) months following the date of grant or after the tenth (10th) anniversary date of grant, subject to earlier termination as provided for in the 1993 Plan.

Notwithstanding the foregoing, in the case of an incentive stock option granted to a participant who owns more than 10% of the voting stock of the Company, the option exercise price shall be not less than 110% of the fair market value of the Common Stock on the date of grant and the option shall expire on the fifth
(5th) anniversary of the date of grant. In addition, the aggregate fair market value of all Company Common Stock with respect to which incentive stock options are first exercisable by a participant in any calendar year shall not be greater than $100,000.

Upon exercise of a stock option, the purchase price must be paid in full in either cash or its equivalent or by tendering previously acquired shares of Company Common Stock with a fair market value at the time of exercise equal to the exercise price. The Committee may also allow cashless exercises or by payment through the exercise of a promissory note with collateral acceptable to the Committee, a loan from the Company, the guarantee by the Company of a third-party loan, or payment in installments.

The Board may terminate, amend, or modify the 1993 Plan at any time (except that plan provisions relating to the amount, price, and timing of securities to be awarded may not be amended more than once every six (6) months other than to comport with changes in the Internal Revenue Code, ERISA, or the regulations promulgated thereunder); provided, however, that stockholder approval is required for any amendment that would materially increase the benefits accruing to participants under the 1993 Plan, materially increase the number of securities subject to the plan, or materially modify the eligibility requirements; and provided further that the consent of the participant is required to any amendment which would alter, terminate, or impair options previously granted to the participant. The 1993 Plan shall remain in effect until all shares subject to it have been either purchased or acquired in accordance with the terms; however, in no event may an award be granted under the 1993 Plan after December 31, 2002.

Federal Income Tax Consequences

The following discussion of certain relevant federal income tax effects applicable to stock options granted under the 1993 Plan is a brief summary only, and reference is made to the Code and the regulations and interpretations issued thereunder for a more complete statement of relevant federal tax consequences.

A participant receiving nonqualified stock options will not recognize taxable income at the time of grant. At the time the nonqualified stock option is exercised, the participant will recognize ordinary taxable income in an amount equal to the difference between the amount paid for the shares and the fair market value of the Company's Common Stock on the date of exercise. The Company will be entitled to a concurrent deduction equal to the ordinary income recognized by the participant.

Upon a subsequent disposition of the Company Common Stock acquired through exercise of a nonqualified stock option, the participant will realize capital gain or loss to the extent of any intervening appreciation or depreciation. The Company will not be entitled to any further deduction at that time.

A participant will not be treated as receiving taxable income upon the grant of an incentive stock option or upon the exercise of an incentive stock option pursuant to the terms of the 1993 Plan. If the Company Common Stock acquired pursuant to an incentive stock option is not sold or otherwise disposed of within two years from the date of grant and is held for at least one year after the date of exercise of the incentive stock option, any gain or loss resulting from such sale or disposition will be treated as a capital gain or loss. If the Company Common Stock acquired through exercise of an incentive stock option is disposed of prior to the expiration of such holding periods, the participant will recognize ordinary income in the year of such disposition in an amount equal to the excess of the lesser of the fair market value of the Company Common Stock on the date of exercise or the fair market value of the Company's Common Stock on the date of disposition over the exercise price. Any gain in excess of such ordinary income amount generally will be taxed as a capital gain.

The Company will not be entitled to any deduction as a result of the grant or exercise of an incentive stock option, or on a later disposition of the Company Common Stock received, except that in the event of a disqualifying disposition, the Company will be entitled to a deduction equal to the amount of ordinary income realized by the participant.

Text of the Go-Video, Inc. 1993 Employee Stock Option Plan

A copy of the 1993 Plan as amended to reflect the Proposal is attached to this Proxy Statement as Exhibit A and is incorporated herein by reference. The provisions of the 1993 Plan added by the Proposal are underlined, and the provisions deleted by the Proposal are crossed out with a solid line, in the attached exhibit. The foregoing description of the Proposal and the 1993 Plan is qualified in its entirety by reference to the full text of the Go-Video, Inc. 1993 Employee Stock Option Plan set forth in Exhibit A.

Vote Required

Adoption of the Proposal to amend the 1993 Plan requires approval by a majority of the holders of the outstanding shares of Company Common Stock present at the 1997 Annual Meeting and entitled to vote thereon.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the Proposal to amend the Go-Video, Inc. 1993 Employee Stock Option Plan.

         PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information, as of July 18, 1997, concerning shares of Common Stock beneficially owned by each stockholder known by the Company to be the beneficial owner of more than five percent of the Common Stock, by directors, named executive officers, and by all directors and executive officers of the Company as a group. The information presented is based upon information furnished to the Company by the beneficial owners.

Name and address of                   Number of shares            Percent of
beneficial owner (1)                 beneficially owned (2)   outstanding shares
--------------------                 ----------------------   ------------------

Roger B. Hackett                          516,000  (3)               4.2%
John R. Tweddale                           30,000  (4)              **
Douglas P. Klein                          120,000  (5)               1.0%
Edward J. Brachocki                       116,080  (6)               1.0%
Kevin P. Sullivan                         143,700  (7)               1.2%
Carmine F. Adimando                        58,333  (8)              **
Thomas F. Hartley, Jr.                     60,000  (9)              **
Thomas E. Linnen                           37,500 (10)              **
Ralph F. Palaia                            40,000 (11)              **
William T. Walker, Jr.                     42,950 (12)              **

All officers and directors as a group   1,164,563 (13)               9.0%
(11 persons)

**  Less than 1.0%
---------------------

(1) The address of each beneficial owner is 7835 E. McClain Dr., Scottsdale, Arizona, 85260.
(2) All options and warrants indicated are exercisable within 60 days.
(3) Includes options to acquire 500,000 shares.
(4) Includes options to acquire 30,000 shares.
(5) Includes options to acquire 115,000 shares.
(6) Includes options to acquire 115,080 shares.
(7) Includes options to acquire 135,000 shares.
(8) Includes options to acquire 8,333 shares.
(9) Includes options to acquire 50,500 shares.
(10) Includes options to acquire 37,500 shares.
(11) Includes options and warrants to acquire 27,500 shares.
(12) Includes options and warrants to acquire 41,950 shares.
(13) Includes options and warrants to acquire 1,060,863 shares.

                              CERTAIN TRANSACTIONS

Thomas F. Hartley, Jr., a director of the Company, is the Principal of J&H Marsh & McLennan of Arizona, an insurance brokerage firm that obtains bids from and administers the Company's relations with commercial insurance carriers. During fiscal 1997, J&H Marsh & McLennan earned $20,173 in brokerage commissions on insurance premiums paid by the Company of $169,258. Mark A. Sullivan is the principal of Total Market Sales Inc. ("TMS"), an independent manufacturers' representative who represents the Company, along with other consumer electronic and personal computer firms, in the mid-Atlantic sales region. Mr. Sullivan is the brother of Kevin P. Sullivan, an executive officer of the Company. During fiscal 1997, sales commissions paid to TMS totaled $104,029. Sales commissions were paid to TMS at the same percentage of revenue rate as were the majority of the Company's other independent manufacturers' representatives. Ralph F. Palaia, a director of the Company, is President of Innovative Marketing Group ("IMG"), which provides sales and marketing consultation. IMG represents the Company for one of the Company's new customer accounts. The Company pays sales commissions to IMG at the same percentage of revenue rate as is customary for other new accounts opened by the Company's independent manufacturing representatives. During fiscal 1997, sales commissions paid to IMG totaled $61,432.

                            SECTION 16 REQUIREMENTS

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, officers, and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Based solely on its review of the copies of such forms received by it, the Company believes that during the fiscal year ending March 31, 1997, all filing requirements applicable to its directors, officers, and greater-than-10% beneficial owners were complied with.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The principal independent public accounting firm utilized by the Company during the fiscal year ending March 31, 1997 was Deloitte and Touche, independent certified public accountants (the "Auditors"). It is presently contemplated that the Auditors will be retained as the principal accounting firm to be utilized by the Company during the current fiscal year. It is anticipated that a representative of the Auditors will attend the Annual Meeting for the purpose of responding to appropriate questions. At the meeting, a representative of the Auditors will be afforded an opportunity to make a statement if the Auditors so desire.

                             REPORTS TO STOCKHOLDERS

The Company has mailed this Notice and Proxy Statement and a copy of its 1997 Annual Report to each stockholder entitled to vote at the Annual Meeting. Included in the 1997 Annual Report are the Company's financial statements for the fiscal year ended March 31, 1997. The Company's 1997 Annual Report is not to be regarded as proxy soliciting material.


                            PROPOSALS BY STOCKHOLDERS

Any stockholder proposal which is intended to be presented at the next annual meeting must be received at the Company's principal executive offices by no later than March 23, 1998, if such proposal is to be considered for inclusion in the Company's Proxy Statement and Form of Proxy relating to such meeting.

                                 OTHER BUSINESS

The meeting is being held for the purposes set forth in the Notice which accompanies this Proxy Statement. The Board of Directors is not presently aware of any business to be transacted other than the business described in the Notice.


                                     Go-Video, Inc.



                                     /s/ Douglas P. Klein
                                     Douglas P. Klein
                                     Vice President and Chief Financial Officer,
                                       Secretary, Treasurer

                                   EXHIBIT A

                                 GO-VIDEO, INC.
                        1993 EMPLOYEE STOCK OPTION PLAN

1.       PURPOSE
         -------

         The purpose of the Go-Video, Inc. 1993 Employee Stock Option Plan (the "Plan") is to provide a means through which Go-Video, Inc., a Delaware corporation (the "Company"), may attract able persons as employees and to provide a means whereby those key employees upon whom the responsibilities for the successful administration and management of the Company rest, and whose present and potential contributions to the success of the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their commitment to the success of the Company and their desire to remain in its employ.

2.       DEFINITIONS
         -----------

         For purposes of the Plan, the following terms shall have the meanings set forth herein:

         (a)      "Board" means the Board of Directors of the Company.

         (b) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         (c)      "Committee"  means the Committee of the Board,  referred to in
                  Section 4 appointed to administer the Plan.

         (d)      "Company" means Go-Video, Inc. and any successor thereto.

         (e) "Date of Grant" means the date on which the granting of an Option is authorized by the Committee or such later date as may be specified by the Committee in such authorization.

         (f) "Employee" means any person regularly employed by the Company or a Subsidiary who satisfies all of the requirements of
                  Section 5.

         (g) "Fair Market Value" means the closing bid price for the Stock on the American Stock Exchange ("ASE"), as reported in the Wall Street Journal for the date that Fair Market Value is to be determined, or if no such bids were made on such date, the closing bid price for the Stock on the ASE as reported in the Wall Street Journal for the immediately succeeding date on which such bids were made.

         (h) "Incentive Stock Option" means an Option satisfying the requirements of Section 422 of the Code.

         (i) "Nonqualified Stock Option" means an Option that does not satisfy the requirements of Section 422 of the Code.

         (j)      "Normal Termination" means termination of employment:

                  (i)      On account of permanent and total disability; or

                  (ii) With written approval of the Company, given in the context of its recognition that any Option granted under a shareholder-approved stock option plan which has not been exercised by the terminating employee but is then exercisable by him, will not be caused to lapse by such termination.

         (k) "Option" means the right granted under Section 6 of the Plan to purchase Stock.

         (l) "Participant" means an employee who has been granted an Option pursuant to Section 6.

         (m) "Plan" means the Go-Video, Inc. 1993 Employee Stock Option Plan, as the same may be amended from time to time.

         (n) "Stock" means the Common Stock of the Company as defined in the Company's Articles of Incorporation or such other stock that is substituted therefor as provided in Section 8 of the Plan.

3.       SHARES OF STOCK SUBJECT TO THE PLAN
         -----------------------------------

         (a) Subject to the provisions of Section 3(c) and Section 6 of the Plan, the aggregate number of shares of Stock that may be issued, transferred or exercised pursuant to Options granted under the Plan shall not exceed [Five Hundred Thousand (500,000)] One Million (1,000,000) shares.

         (b) The shares to be delivered under the Plan may be made available from (i) authorized but unissued shares of Stock,
                  (ii) Stock held in the treasury of the Company or (iii) previously issued and outstanding shares of Stock reacquired by the Company, including shares purchased on the open market.

         (c) To the extent that an Option lapses or the rights of a Participant thereto terminate, any shares of Stock subject to such Option shall again be available for the grant of an Option.

4.       ADMINISTRATION
         --------------

         (a) The Plan shall be administered by a Committee that is appointed by, and shall serve at the discretion of, the Board. The Committee shall consist of at least two (2) individuals who are members of the Board who are "disinterested persons", as such term is defined in Rule 16b-3 promulgated under
                  Section 16 of the Securities Exchange Act of 1934 (the "1934 Act") or any successor provision, except as may be otherwise permitted under Section 16 of the 1934 Act and the regulations and rules promulgated thereunder.

         (b) A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company's independent certified public accountants, or any executive compensation consultant or other professional retained by the company to assist in the administration of the Plan.

         (c) Subject to the provisions of the Plan, the Committee shall have exclusive power and discretion to: (i) select the individuals or entities to participate in the Plan; (ii) determine the Options to be granted; (iii) determine the time or times when Options will be granted; (iv) determine the conditions to which the grant of Options may be subject; (v) prescribe the form or forms evidencing Options; and (vi) except in the case of Incentive Stock Options, extend the post-employment period in which an Option can be exercised up to the balance of the normal term of the Option.

         (d) The Committee shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee's interpretation of the Plan or any Options granted pursuant thereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties unless otherwise determined by the Board.

5.       ELIGIBILITY
         -----------

         Officers and key employees of the Company (including officers or employees who also serve as directors of the Company) who, in the opinion of the Committee, have contributed or will contribute to the continued growth and development and financial success of the Company shall be eligible to be granted Options.

6.       STOCK OPTIONS
         -------------

         One or more Options may be granted to an Employee. Each Option so granted shall be subject to the following conditions:

         (a) The per share exercise price of any Option shall be set by the grant, but in no instance shall it be less than Fair Market Value on the Date of Grant; provided that if a Participant owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, its parent corporation or any subsidiary corporation at the time an Incentive Stock Option is granted, the per share exercise price of that Incentive Stock Option must be at least one hundred ten percent (110%) of the Fair Market Value of the Stock subject to that Option.

         (b) Each Option under the Plan may be exercised, in whole or in part, at any time during the period specified in the written instrument reflecting the grant of the Option which shall not be earlier than the period beginning six (6) months after the later of (i) its Date of Grant or (ii) the effective date of the Plan (see Section 11), and ending on the date which is ten
                  (10) years after its Date of Grant (five (5) years after its Date of Grant in the case of an Incentive Stock Option granted to a Participant who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, its parent corporation or any subsidiary corporations at the time the Incentive Stock Option is granted). At least six (6) months must elapse between a Participant's receipt of an Option and the disposition of the Stock obtained upon the exercise of such Option. Notwithstanding the foregoing, if the Participant terminates employment any outstanding Options shall lapse upon such termination provided that if the Participant's termination is determined to be (i) a Normal Termination, the Options shall lapse three (3) months after the Participant's termination or
                  (ii) on account of "normal retirement" or "early retirement" as determined by the Committee, the Options shall lapse one
                  (1) year after the Participant's retirement (three (3) months after the Participant's retirement in the case of an Incentive Stock Option), unless they expire earlier by their terms. Notwithstanding the foregoing, except in the case of an Incentive Stock Option, the Committee may, in its sole discretion, extend the period in which a Participant who terminates employment may exercise any outstanding Options to the extent that the Participant was entitled to exercise the Options at the date of such termination.

         (c) Options shall be evidenced by a written instrument that shall not include any terms and conditions which are inconsistent with the provisions of the Plan.

         (d) Options may be exercised by written notice to the Company, accompanied by payment in full in cash or by check, in shares of Stock having a Fair Market Value equal to the exercise price provided that such shares shall have been held for at least six (6) months as of the date of exercise, by delivery to the Company of a promissory note with such collateral as the Committee, in its discretion, determines to be sufficient, or in a combination of the foregoing. As an alternative, the Committee may, in its discretion, assist Participants in paying the exercise price of Options by (i) causing the Company to extend a loan to a Participant or to guarantee a loan obtained by the Participant from a third party; or (ii) authorizing payment of the Option exercise price in installments over such period and subject to such terms and conditions as the Committee shall determine.

         (e) Notwithstanding the foregoing, if the Participant dies during the Option period, as determined pursuant to Section 6(b), the Option shall lapse unless it is exercised within the later to occur of (i) the Option period or (ii) twelve (12) months after the Participant's death by the Participant's legal representative or representatives, by the person or persons entitled to do so under the Participant's last will and testament, or, if the Participant shall fail to make testamentary disposition of such Option or shall die intestate, by the person or persons entitled to receive said Option under the applicable laws of descent and distribution.

         (f) No fractional shares of stock shall be issued and the Committee shall determine whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or rounding down.

         (g) Notwithstanding any provision of this Plan, in the event of a public tender for all or any portion of the Stock of the Company or in the event that a proposal to merge, consolidate, or otherwise combine with another company is submitted for shareholder approval, the Committee may in its sole discretion declare previously granted Options to be immediately exercisable.

         (h) In the case of an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time such Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by any Participant in any calendar year may not exceed $100,000 (or such other individual grant limit as may be in effect under the Code on the Date of Grant).

7.       GENERAL PROVISIONS
         ------------------

         (a) Nothing in the Plan or in any instrument executed pursuant to the Plan shall confer upon any Participant any right to employment with the Company. Nothing in the Plan or any instrument executed pursuant to the Plan is intended to limit in any way, the compensation to be paid or the benefits to be provided by the Company to any Participant.

         (b) Neither a Participant nor any other person claiming under or through such Participant shall have any right, title or interest in any shares of Stock allocated or reserved under the Plan or subject to any Option except as to such shares of Stock, if any, that have been issued or transferred to such Participant or other person claiming under or through the Participant.

         (c) No Option may be exercised by any person other than the Participant or his or her guardian or legal representative during the Participant's lifetime. No Option or any other right under the Plan, contingent or otherwise, shall be transferable, assignable or subject to any encumbrance, pledge or charge of any nature, other than by will or the laws of descent and distribution.

         (d) The grant of Options and the obligation of the Company to issue or transfer Stock as a result of the exercise of an Option under the Plan shall be subject to the requirements of all applicable laws, rules and regulations and to such approval by government agencies and/or the securities exchanges on which the Stock is listed as may be required or deemed advisable by the Company. As a condition precedent to the grant of any Option or the issuance or transfer of shares pursuant to the exercise of any Option, the Company may require the Participant to take any reasonable action to meet such requirements or to obtain such approvals. The Company shall be under no obligation to register under the Securities Act of 1933, as amended (the "Securities Act"), any of the shares of Stock issued or transferred as a result of the Plan. The Company shall have the right to restrict the transferability of shares of Stock issued or transferred under the Plan in such manner as it deems necessary or appropriate to insure the availability of any exemption from registration under the Securities Act that may be available.

         (e) The Committee and each member thereof shall be indemnified and held harmless by the Company against any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by it or any member thereof in connection with or resulting from any claim, action, suit or proceeding as a result of any action or failure to act under the Plan.

8.       CHANGES IN CAPITAL STRUCTURE
         ----------------------------

         In the event a stock dividend is declared upon the Stock, the shares of Stock then subject to each Option (and the number of shares reserved for issuance pursuant thereto) shall be increased proportionately without any change in the aggregate purchase price therefor. In the event the Stock shall be changed into or exchanged for a different number or class of shares of Stock of the Company or of another corporation, whether through reorganization, recapitalization, stock split, combination of shares, merger or consolidation, there shall be substituted for each such share of Stock then subject to each Option (and for each share of Stock then reserved for issuance pursuant thereto) the number and class of shares of Stock into which each outstanding share of Stock shall be so exchanged, all without any change in the aggregate purchase price for the shares then subject to each Option.

         Subject to any required action by the stockholders, if the Company shall be the surviving or resulting corporation in any merger or consolidation, any Option granted hereunder shall pertain to and apply to the securities or rights to which a holder of the number of shares of Stock subject to the Option would have been entitled; but a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving or resulting corporation, shall, in the sole discretion of the Committee:

         (a) Cause every Option outstanding hereunder to terminate, except that the surviving or resulting corporation, may, in its discretion, tender an option or options to purchase its shares or exercise such rights on terms and conditions (both as to the number of shares and rights) and otherwise which shall substantially preserve the rights and benefits of any Option then outstanding hereunder; or

         (b) Give each Participant the right to exercise Options prior to the occurrence of the event otherwise terminating the Options over such period as the Committee, in its sole and absolute discretion, shall determine.

9.       AMENDMENT
         ---------

         Subject to the approval of the Board, the Committee may, at any time, or from time to time, amend, modify, terminate or suspend and, if suspended, reinstate, the Plan in whole or in part, provided that the Committee may not cancel, reduce or otherwise alter a Participant's Options without the Participant's written consent, and provided further that, without additional shareholder approval, the Committee shall not:

         (a) Increase the maximum number of shares which may be issued on exercise of Options;

         (b)      Change the minimum Option price;

         (c)      Extend the maximum Option term;

         (d)      Extend the termination date of the Plan; or

         (e) Change the class of employees eligible to participate in the Plan.

10.      TERMINATION OF THE PLAN
         -----------------------

         The Plan will terminate upon the earlier of the following dates or events to occur:

         (a) upon the adoption of a resolution of the Board terminating the Plan, or

         (b)      the date ten (10) years after the effective date of the Plan.

         The termination of the Plan will not affect the validity of any Option outstanding on the date of termination.

11.      EFFECTIVE DATE OF THE PLAN
         --------------------------

         The Plan will take effect on the date of adoption by the Board, subject to and conditioned upon subsequent approval of the Plan by the shareholders of the Company. The Plan and the grant of Options thereunder will be void ab initio and of no force and effect if foregoing condition is not satisfied.

         The Company has caused this Plan to be executed on this 8th day of December, 1993.


                                 GO-VIDEO, INC.

                                 By  /S/  R. TERREN DUNLAP
                                 -------------------------
                                   Chairman and Chief Executive Officer

                                     PROXY
                                     -----

                                 GO-VIDEO, INC.
                            7835 East McClain Drive
                           Scottsdale, Arizona 85260

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF GO-VIDEO, INC.

The undersigned hereby appoints Roger B. Hackett and Douglas P. Klein, or any one of them acting in the absence of the other with full powers of substitution, the true and lawful attorneys and proxies for the undersigned and to vote, as designated below, all shares of Common Stock of Go-Video, Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Go-Video, Inc., to be held on Thursday, August 21, 1997, or at any postponement or adjournment thereof, with the same effect as if the undersigned was (were) present and voting the stock on all matters set forth in the Notice and Proxy Statement for the Annual Meeting of Stockholders, dated July 25, 1997, as directed below.

1. Proposal 1 - Election of Directors. The Board of Directors recommends a vote for the nominees listed below:

              Carmine F. Adimando, Thomas F. Hartley, Jr., Ralph E. Palaia

         [] VOTE FOR ALL NOMINEES      [] WITHHOLD AUTHORITY FOR A NOMINEE

         Instructions: To withhold authority to vote for any individual nominee, strike a line through the nominee's name above.


2. Proposal 2 - Approval of an amendment to the Go-Video, Inc. 1993 Employee Stock Option Plan (the "1993 Plan") to increase the number of shares of Common Stock of the Company available for option grants from 500,000 to 1,000,000. The Board of Directors recommends a vote for Proposal 2.

         [] VOTE FOR          [] WITHHOLD AUTHORITY         [] VOTE AGAINST

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). UNLESS OTHERWISE DIRECTED, OR IF NO DIRECTION IS GIVEN, THE PROXY WILL BE VOTED FOR THE NOMINEES IN PROPOSAL 1 AND IN FAVOR OF THE AMENDMENT IN PROPOSAL 2, AND IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES OR ANY OF THEM ON ANY MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

         THE UNDERSIGNED HEREBY ACKNOWLEDGE(S) RECEIPT OF THE NOTICE AND PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS.


Dated________________, 1997   ________________________________________________
                                   Shareholder                   Joint Owner

                              Please date and sign exactly as your name or names appear herein. Person signing in a fiduciary capacity or as corporate officers should sign as indicated.